SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): See Item 5

                                 ------------


                             SECURED INCOME L.P.
            (Exact name of registrant as specified in its charter)



           Delaware                    0 -17412                 06-1185846
(State or other jurisdiction of  (Commission file number)    (I.R.S. employer
incorporation or organization)                              identification no.)



 c/o Wilder Richman Resources
         Corporation
    599 West Putnam Avenue
     Greenwich, Connecticut                                        06830
(Address of principal executive offices)                          (Zip code)


      Registrant's telephone number, including area code: (203) 869-0900

Item 5.           Other Events.

      The general partner of Columbia Westmont Associates L.P., one of the partnerships in which Secured Income L.P. is invested, has informed Secured Income L.P. of its intention to make a distribution to Secured Income L.P. of approximately $244,600 from cash available for distribution from Columbia Westmont Associates L.P. for the quarter ended March 31, 2001. In addition, the general partner of Carrollton X Associates Limited Partnership, one of the partnerships in which Secured Income L.P. is invested, has informed Secured Income L.P. of its intention to make a distribution to Secured Income L.P. of approximately $150,000 from cash available for distribution from Carrollton X Associates Limited Partnership for the year ended December 31, 2000.

      As a result, Secured Income L.P. currently anticipates that a distribution will be made on or about May 15, 2001 to Unit Holders of record as of March 31, 2001 in the amount of approximately $0.30 per Unit.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Secured Income L.P. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2001                SECURED INCOME L.P.

                               By:  Wilder Richman Resources Corporation
                                    General Partner

                                    By:     /s/ Richard P. Richman
                                          ------------------------------
                                          Name:  Richard P. Richman
                                          Title:    President